Exhibit 4.1

SEVENTH AMENDMENT
TO
RECEIVABLES PURCHASE AGREEMENT

                       THIS SEVENTH AMENDMENT, dated as of February 7, 2002 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer") and JPMORGAN CHASE BANK (successor by merger to Morgan Guaranty Trust Company of New York), a banking corporation organized under the laws of the State of New York (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

R E C I T A L S

                       WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments to the Receivables Purchase Agreement as set forth herein.

                       NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

          SECTION 1.     Amendment to Section 6.05(d) of the Receivables Purchase Agreement.   Each reference to "the Guarantor" in clauses (i) and (ii) of Section 6.05(d) of the Receivables Purchase Agreement is hereby deleted and replaced with a reference to "AmerisourceBergen."

          SECTION 2.     Receivables Purchase Agreement in Full Force and Effect, as Amended.   Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

          SECTION 3.     Effectiveness.    This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of an executed counterpart of this Amendment from each party hereto.

          SECTION 4.     Counterparts.   This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 5.     Governing Law.   THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

                       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

DELAWARE FUNDING CORPORATION

By:	JPMorgan Chase Bank, as attorney-in-fact for Delaware Funding
Corporation

By:	/s/	Bradley S. Schwartz

	Name:	Bradley S. Schwartz
	Title:	Managing Director

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/	Lara Graft

	Name:	Lara Graft
	Title:	Vice President

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

By:	/s/	Julie A. Frantz

	Name:	Julie A. Frantz
	Title:	Assistant Treasurer

AMERISOURCE CORPORATION

By:	/s/	Michael DiCandilo

	Name:	Michael DiCandilo
	Title:	Vice President, Controller

AMERISOURCE HEALTH CORPORATION

By:	/s/	Michael DiCandilo

	Name:	Michael DiCandilo
	Title:	Vice President, Controller

[Signature Page to Seventh Amendment to AmeriSource Receivables Purchase Agreement]